Exhibit 3

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-22
*CUSIP:  21988G718 & 21988GAUO

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2002

INTEREST ACCOUNT

Balance as of December 1, 2001                                             $0.00
         Scheduled Income received on securities                   $2,392,779.38
         Unscheduled Income received on securities                         $0.00

LESS:
         Distribution to Class A1 Holders                         -$2,185,643.25
         Distribution to Class A2 Holders                           -$207,136.13
         Distribution to Depositor                                        -$0.00
Balance as of June 1, 2002                                                 $0.00

PRINCIPAL ACCOUNT

Balance as of December 1, 2001                                             $0.00
         Scheduled principal payment received on securities                $0.00

LESS:
       Distribution to Holders                                             $0.00
Balance as of June 1, 2002                                                 $0.00


                  UNDERLYING SECURITIES HELD AS OF June 1, 2002

Principal
Amount                        Title of Security
------                        -----------------
57,141,000                    Washington Mutual Capital I 8.375% Subordinated
                              Capital Income Securities
                              Due June 1, 2027
                              *CUSIP:  939318AA9

U.S. Bank Trust National Association, as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


                                       9